Exhibit 1.1

Form of

MGM Growth Properties LLC

(a Delaware limited liability company)

[●] Class A Common Shares

UNDERWRITING AGREEMENT

Dated: [●]

MGM Growth Properties LLC

(a Delaware limited liability company)

[●] Class A Common Shares

UNDERWRITING AGREEMENT

[●]

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Evercore Group L.L.C.

as Representatives of the several Underwriters

Ladies and Gentlemen:

MGM Growth Properties LLC, a Delaware limited liability company (the “Company”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C., and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C.,are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of class A common shares of the Company (“Class A Common Shares”) set forth in Schedule A hereto (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional Class A Common Shares (the “Option Securities”). The Initial Securities and the Option Securities are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Underwriters agree that up to [●] shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 P.M. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

Concurrently with or prior to the closing of the offering of the Class A Common Shares, MGM Resorts International (“MGM”) will engage in the Formation Transactions (as defined in the Registration Statement) upon which, (i) certain subsidiaries of MGM will transfer certain real estate assets (the “Predecessor”) to newly formed property company subsidiaries that are controlled by MGM (each a “Property Holdco”); (ii) 100% of the ownership interests in each Property Holdco will be transferred to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) in exchange for partnership units in the Operating Partnership (“Operating Partnership Units”); (iii) the Property Holdcos will be contributed to a subsidiary of the Operating Partnership and merge into one Property Holdco, which will be the landlord under a master lease with certain subsidiaries of MGM, which will be guaranteed by MGM (the “Master Lease”); (iv) the Operating Partnership will assume specified liabilities of MGM and certain subsidiaries of MGM; (v) holders of the Operating Partnership Units will have the right to exchange all or a portion of their Operating Partnership Units for cash or, at the Company’s election, for Class A Common Shares on a one-for-one basis commencing twelve months following the date such holders acquired such Operating Partnership Units under the terms of the Agreement of Limited Partnership of the Operating Partnership; (vi) the Company will use the proceeds from its initial public offering to purchase a number of Operating Partnership Units equal to the number of Class A Common Shares issued in the initial public offering; (vii) the Operating Partnership will use a portion of the net proceeds received by it together with the net proceeds of third-party debt to be incurred to repay the liabilities assumed by it, and (viii) the Company and MGM will enter into (a) a master contribution agreement, (b) the Master Lease guaranteed by MGM, (c) a corporate services agreement, (d) an intellectual property rights license agreement and (e) a registration rights agreement, as described in the Registration Statement, the General Disclosure Package and the Prospectus, under the captions “Prospectus Summary—Our Formation and Organizational Structure”, and “Certain Relationships and Related Party Transactions” (collectively, the “Formation Transactions”). Immediately following the Closing Time (as defined below), and upon the completion of the Formation Transactions (such time being referred to herein as the “Effective Time”), the Operating Partnership will be joined as a party to this Agreement pursuant to a joinder agreement, the form of which is attached hereto as Annex I (the “Joinder Agreement”), at which time the representations, warranties and agreements of the Operating Partnership shall become effective, as of the date thereof, pursuant to the terms of the Joinder Agreement, and the Operating Partnership shall, without any further action by any other person, become a party to this Agreement. All agreements entered into in connection with the Formation Transactions shall be referred to herein as the “Formation Transaction Agreements”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-210322), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to

Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [●] P./A.M., New York City time, on [●] or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties of the Company and the Operating Partnership. The Company and, upon execution of the Joinder Agreement, the Operating Partnership jointly and severally,

represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery (as defined below), and agree with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus, any Written Testing the Waters Communication or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the fourth paragraph under the heading “Underwriting–New York Stock Exchange Listing,” the information in the second sentence of the first paragraph, and in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. Neither the Company nor the Operating Partnership (A) have engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act or (B) have authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 attached hereto.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Predecessor included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of the Predecessor on a combined basis as of the dates indicated and the statement of operations and cash flows of the Predecessor on a combined basis for the periods specified, and the financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except to the extent expressly otherwise stated in the related notes thereto. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, except as otherwise expressly stated therein, have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the

Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein or as expressly permitted by the Commission, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the assets to be owned and operated by the Operating Partnership or its subsidiaries following the consummation of the Formation Transactions as described in the General Disclosure Package and the Prospectus (the “Initial Properties”) or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company and its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Class A Common Shares in amounts per share that are consistent with the description in the General Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations (A) under this Agreement and the Formation Transaction Agreements to which it is a party and (B) in connection with the Formation Transactions; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations (A) under this Agreement and the Formation Transaction Agreements to which it is a party and (B) in connection with the Formation Transactions; and the Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. At the Effective Time, (i) MGM Growth Properties OP GP LLC will be the sole general partner of the Operating Partnership and (ii) the Agreement of Limited Partnership of the Operating Partnership, in the most recent form filed as an exhibit to the Registration Statement (the “Operating Partnership Agreement”), will be in full force and effect.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Formation Transaction Agreements to which it is a party and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company as of the Effective Time are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

(xiii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the limited liability company interests in the Company have been duly authorized and validly issued in accordance with the limited liability company agreement of the Company (as the same may be amended or restated at or prior to the Effective Time, the “LLC Agreement”), and are fully paid (to the extent required under the LLC Agreement) and, to the extent applicable, non-assessable. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, (i) other than with respect to (x) the Operating Partnership Units disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and (y) any Class A Common Shares reserved pursuant to the Company’s equity incentive plan as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no shares of beneficial interest of the Company are reserved for any purpose, (ii) except for the Operating Partnership Units, there are no outstanding securities convertible into or exchangeable for any Class A Common Shares and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Class A Common Shares or any other securities of the Company.

(xiv) Authorization and Enforceability of Formation Transaction Agreements. At or prior to the Closing Time, each of the Formation Transaction Agreements will have been duly and validly authorized by the Company and the Operating Partnership, to the extent a party thereto, and, when executed and delivered by each of the Company and the Operating Partnership, to the extent a party thereto (and assuming due and valid authorization, execution and delivery by each other party thereto) in connection with the Formation Transactions, will be a valid and binding agreement of each of the Company and the Operating Partnership, to the extent a party thereto, enforceable against each of the Company and the Operating Partnership, to the extent a party thereto, in accordance with its terms, except in each case as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xv) Authorization of Agreement and Joinder Agreement. This Agreement has been duly authorized, executed and delivered by the Company. At the Effective Time, the Joinder Agreement will have been duly authorized, executed and delivered by the Operating Partnership.

(xvi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters in accordance with the LLC Agreement, and are fully paid (to the extent required under the LLC Agreement) validly issued and, to the extent applicable, non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class A Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xvii) Authorization and Description of Operating Partnership Units. The Operating Partnership Units to be issued in the Formation Transactions have been duly authorized for issuance by the Operating Partnership, and, when issued and delivered pursuant to the Operating Partnership Agreement, will be validly issued. The issuance by the Operating Partnership of the Operating Partnership Units in connection with the Formation Transactions are exempt from the registration requirements of the 1933 Act and applicable state securities, real estate syndication and blue sky laws, and are not in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Operating Partnership Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Operating Partnership Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Operating Partnership Units or other securities of the Operating Partnership. The terms of the Operating Partnership Units conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xviii) Authorization and Description of the Class B Common Share. The Class B common share of the Company (the “Class B Common Share”) has been duly authorized and validly issued. The issuance by the Company of the Class B Common Share is exempt from the registration requirements of the 1933 Act and applicable state securities, real estate syndication and blue sky laws, and is not in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Class B Common Share is reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Class B Common Shares and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Class B Common Shares or other securities of the Company. The terms of the Class B Common Share conform in all material respects to statements and descriptions related thereto contained in each of the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xix) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xx) Absence of Violations, Defaults and Conflicts. None of the Company or any of its subsidiaries or, as of the Effective Time, the Operating Partnership or any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries, or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the Joinder Agreement and the Formation Transaction Agreements, to the extent a party thereto, and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder and thereunder, to the extent a party thereto, have been, or in the case of the Operating Partnership, will be immediately prior to the Effective Time, duly authorized by all necessary corporate or other action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries or the Operating Partnership pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or the Operating Partnership or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of this clause (ii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or the Operating Partnership exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of MGM or any of the Company’s or the Operating Partnership’s respective subsidiaries’ principal suppliers, manufacturers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”), which in any such event may be reasonably expected to have a Material Adverse Effect.

(xxii) ERISA. Each of the Company, the Operating Partnership and their respective subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Partnership and their respective subsidiaries are in compliance with ERISA, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(xxiii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or, as of the Effective Time, the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the Formation Transactions or the performance by the Company or the Operating Partnership of their respective obligations hereunder, to the extent a party hereto, or under the Formation Transaction Agreements, to the extent a party thereto; and the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined, reasonably be expected to result in a Material Adverse Effect.

(xxiv) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Summary—Restrictions on Ownership and Transfer of our Shares,” “Prospectus Summary—Our Tax Status,” “Management of MGP—Executive Compensation,” “Conflicts of Interest and Fiduciary Duties,” “Certain Relationships and Related Party Transactions,” “Description of Shares of MGP,” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters (including United States federal income tax law and legal conclusions with respect thereto), agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xxv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement or the Formation Transaction Agreements, to the extent a party thereto, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xxvii) Possession of Licenses and Permits. Except where any such failure to do so would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries and, as of the Effective Time, the Operating Partnership, has all requisite corporate, limited liability company or partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the Michigan Gaming Control and Revenue Act and the Mississippi Gaming Control Act and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Registration Statement, General Disclosure Package and the Prospectus. The Company and each of its subsidiaries and, as of the Effective Time, the Operating Partnership, have fulfilled and performed in all material respects all of their respective obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and none of the Company or any of its subsidiaries or, as of the Effective Time, the Operating Partnership, is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof, except where such violations would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company and its subsidiaries, no (A) governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company, the Operating Partnership or any of their respective subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing) and (B) governmental or regulatory bodies are actively investigating the Company, the Operating Partnership or any of their respective subsidiaries or related parties (other than normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company, the Operating Partnership and their respective subsidiaries).

(xxviii) Title to Property. Upon consummation of the Formation Transactions, (A) each of the Company and its subsidiaries, as applicable, will have good and marketable title to all of the Initial Properties and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (x) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) do not, singly or in the aggregate, materially and adversely affect the value of such Initial Properties or property and do not materially interfere with the use made or proposed to be made of such Initial Properties or property by the Company or any of its subsidiaries, where such interference would materially and adversely affect the Company or any of its subsidiaries; (B) neither the Company nor any of its subsidiaries owns any real property other than the Initial Properties; (C) each of the ground leases and subleases of real property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Initial Properties and the assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Initial Properties has a right of first refusal to purchase the premises under such lease; (F) each of the Initial Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor, as of the Effective Time, the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Initial Properties; and (H) the mortgages and deeds of trust that encumber the Initial Properties are not convertible into equity securities of the entity owning such Initial Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Initial Properties.

(xxix) Utilities. To the knowledge of the Company and, as of the Effective Time, the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Initial Property over duly dedicated streets or perpetual easements of record benefiting the applicable Initial Property, except where the failure to be so available would not reasonably be expected to have a Material Adverse Effect.

(xxx) Possession of Intellectual Property. Upon consummation of the Formation Transactions, the Company and its subsidiaries will own, have incident rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary to carry on the business to be operated by them, except where the failure to own or possess or have the ability to acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxxi) Compliance with Hazardous Material Laws. Upon consummation of the Formation Transactions, to the knowledge of the Company and the Operating Partnership, no condition will exist that violates any Hazardous Material Law applicable to any of the real property of the Company, the Operating Partnership or their respective subsidiaries, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes hereof, a “Hazardous Material Law” shall mean a law, rule or regulation governing the treatment, transportation or disposal of substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

(xxxii) Accounting Controls. The Company and each of its subsidiaries have taken all necessary action to ensure that, within the time period required, the Company and its subsidiaries will maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the applicable requirements of the 1934 Act, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (1) no material weaknesses in the Company’s internal controls have been identified and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii) Compliance with the Sarbanes-Oxley Act. The Company is or will be actively taking all actions reasonably necessary to ensure that it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the applicable provisions thereof that are then in effect and with which the Company is required to comply.

(xxxiv) Tax Law Compliance. Each of the Company and its subsidiaries has filed all federal, and all state and foreign tax returns required to filed by it and has paid all taxes (including in its capacity as withholding agent) required to be paid by it and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them except as in each case would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or as may be being contested in good faith and by appropriate proceedings if adequate reserves have been made for such taxes and any related assessment, fine or penalty in accordance with GAAP. No deficiencies for taxes with respect to the Company or any of its subsidiaries have been claimed, proposed or assessed by any tax authority. The Company has made adequate charges, accruals and reserves pursuant to the Financial Accounting Standards Board ASC 740 in the applicable financial statements referred to in Section 1(a)(viii) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxv) Insurance. To the best knowledge of the Company and, as of the Effective Time, the Operating Partnership, MGM maintains insurance on the properties with carriers against such risks and in such amounts as the Company and the Operating Partnership deem prudent in their reasonable judgment. The Company and, as of the Effective Time the Operating Partnership have no reason to believe that MGM will not be able (i) to renew existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a material adverse effect on the tenant’s operations. To the best knowledge of the Company and, as of the Effective Time, the Operating Partnership, neither MGM nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi) Investment Company Act. Neither the Company nor the Operating Partnership is required, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii) Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective affiliates has taken, directly or indirectly, nor will any of the Company, the Operating Partnership or their respective affiliates take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxviii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Operating Partnership or any director, officer, agent employee or controlled affiliate of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or other applicable anti-bribery statute, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery statute the violation of which would be of the character necessary to be disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus in order to make the statements therein not misleading; and the Company, its subsidiaries and, to the knowledge of the Company, its controlled affiliates and the Operating Partnership have conducted their businesses in compliance in all material respects with the FCPA and other applicable anti-bribery statutes and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxix) Money Laundering Laws. The operations of the Company, the Operating Partnership and each of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act (31 U.S.C. 1051 et seq.), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001 (Public Law 107-56), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened, the adverse determination of which would be of the character necessary to be disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(xl) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Operating Partnership or any director, officer, agent or employee of the Company, the Operating Partnership or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company (collectively, “Sanctions”) nor is the Company or the Operating Partnership located, organized or resident in a country or territory that is the target of Sanctions (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently subject to any Sanctions administered by OFAC, the United Nations Security Council or other applicable sanctions authority having jurisdiction over the Company, (ii) to fund or facilitate activities of a business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(xli) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xlii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliii) Prior Sales of Class A Common Shares or Operating Partnership Units. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Class A Common Shares and, to the knowledge of the Company, the Operating Partnership has not sold, issued or distributed any Operating Partnership Units.

(xliv) REIT Status. Commencing with its taxable year ending December 31, 2016, the Company will be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(xlv) Restrictions on Distributions or Repayment. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, upon consummation of the Formation Transactions, the Operating Partnership will not be prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interest, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership.

(xlvi) No Equity Awards. Except for grants which are subject to consummation of the offering or are otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Class A Common Shares, pursuant to an equity-based compensation plan or otherwise.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Operating Partnership or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and, as of the Effective Time, the Operating Partnership to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Class A Common Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the

Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022-4834, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company and, upon execution of the Joinder Agreement, the Operating Partnership covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Other Transactions. Each of the Company and the Operating Partnership will complete the Formation Transactions to which it is a party substantially in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Prospectus Summary—Our Formation and Organizational Structure” and “Prospectus Summary—Debt Financing.”

(i) Listing. The Company will use its best efforts to effect and maintain the listing of the Class A Common Shares (including the Securities) on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, whether any such transaction is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of

Class A Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Class A Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Class A Common Shares issued or options to purchase Class A Common Shares granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus (D) any Class A Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Class A Common Shares or Operating Partnership Units issued in connection with the Formation Transactions, each as described in the Registration Statement, the General Disclosure Package and the Prospectus; provided that, for the avoidance of doubt, this clause (E) shall apply only to transfers made in connection with the Formation Transactions, and not to any subsequent transfer by the Company of Class A Common Shares or Operating Partnership Units received pursuant thereto, or (F) any Class A Common Shares or any securities convertible into or exercisable or exchangeable for such Class A Common Shares representing up to 10% of the outstanding Class A Common Shares on a fully diluted basis and, with the prior written consent of a nominee of the Representatives selected by the Company, any Class A Common Shares or any securities convertible into or exercisable or exchangeable for such Class A Common Shares representing greater than 10% of the outstanding Class A Common Shares on a fully diluted basis, in each case, (1) in connection with the acquisition of, a joint venture with or a merger with another company, or (2) pursuant to any employee benefit plan assumed by the Company in connection with such acquisition, joint venture or merger, and in each such case the filing of a registration statement with respect to, and the making of any public announcement in respect of, or disclosing the intent to engage in, such acquisition, joint venture or merger and related issuance of securities; provided that, in the case of (1) and (2), any recipient of such securities shall execute and deliver to the Representatives a lock-up letter substantially to the effect set forth in Exhibit B, and, provided further, that in the case of issuances of securities to MGM or its affiliates pursuant to clause (F), MGM, or such affiliates, shall further agree not to convert or exchange such Operating Partnership Units into Class A Common Shares until the expiration of the period referred to above, subject to the exceptions stated above. Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of the Class A Common Shares, provided that (i) such plan does not provide for the transfer of the Class A Common Shares during the period referred to above and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Shares may be made under such plan during the period referred to above.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.

The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(n) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) Absence of Manipulation. Except as contemplated herein or in the General Disclosure package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(p) REIT Status. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code, unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to continue to be so qualified.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company, and upon execution of the Joinder Agreement, the Operating Partnership jointly and severally agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $5,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show (except that the Underwriters shall pay lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft chartered in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such reasonable fees and disbursements of counsel not to exceed $30,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. Except as explicitly provided in this Section 4, Section 6, Section 7 and Section 9, the Underwriters shall pay their own expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, each of the Company and, upon execution of the Joinder Agreement, the Operating Partnership shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, each dated the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, and Weil, Gotshal & Mangers LLP, corporate counsel for the Company, in each case in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibits A-1 and A-2 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Special Tax Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Weil, Gotshal & Manges LLP, special tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto.

(d) Opinion of Regulatory Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, each dated the Closing Time, of Dickinson Wright PLLC, Michigan counsel to the Company, and Butler Snow LLP, Mississippi counsel to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibits A-4 and A-5 hereto, respectively.

(e) Opinion of Delaware Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Potter Anderson & Corroon LLP, Delaware counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-6.

(f) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of securities delivered at Closing Time, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and their respective subsidiaries and certificates of public officials.

(g) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, an Executive Vice President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) of this Agreement (other than under Section 1(a)(vi)) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information of MGM contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(m) Maintenance of Rating. Since the execution of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s or the Operating Partnership’s securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Operating Partnership’s securities.

(n) Joinder Agreement. Substantially concurrently with the Effective Time, or as soon as reasonably practicable thereafter, the Operating Partnership shall execute the Joinder Agreement.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its subsidiaries hereunder (in each case other than the representation under Section 1(a)(vi)) shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, an Executive Vice President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinions of Milbank, Tweed, Hadley and McCloy LLP, counsel for the Company, and Weil, Gotshal & Manges LLP, corporate counsel for the Company, in each case in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii) Opinion of Special Tax Counsel for Company. If requested by the Representatives, the favorable opinions of Weil, Gotshal & Manges LLP, special tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(iv) Opinion of Regulatory Counsel for Company. If requested by the Representatives, the favorable opinions of Dickinson Wright PLLC, Michigan counsel to the Company, and Butler Snow LLP, Mississippi counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(d) hereof.

(v) Opinion of Delaware Counsel for the Company. If requested by the Representatives, the favorable opinions of Potter Anderson & Corroon LLP, Delaware counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(e) hereof.

(vi) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii) Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company, and upon execution of the Joinder Agreement, the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any road show as defined in Rule 433(h) under the 1933 Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus or in any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any road show of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), the Registration Statement (or any amendment thereto), including the Rule 430A Information, any road show or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Operating Partnership, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) and any roadshow in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section

6(b) above, counsel to the indemnified parties shall be selected by the Company, respectively. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 6(c) or (f), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6 effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of this Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities; provided that no indemnification shall be available under this section for any loss, liability, claim, damage or expense which shall have been finally judicially determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and upon execution of the Joinder Agreement, the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and upon execution of the Joinder Agreement, the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, and upon execution of the Joinder Agreement, the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and upon execution of the Joinder Agreement, the Operating Partnership, without duplication, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, and upon execution of the Joinder Agreement, the Operating Partnership on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company, and upon execution of the Joinder Agreement, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company and the Operating Partnership, each officer of the Company and the Operating Partnership who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling the Company or the Operating Partnership or any person controlling any Underwriter, its officers or directors and (ii) the delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting

Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Evercore Group L.L.C, 55 East 52nd Street, New York, New York 10055, Attention: Equity Capital Markets (facsimile (212) 857-3101); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, (facsimile: (212) 622-8358), Attention: Equity Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; notices to the Company shall be directed to it at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, attention of Corporate Legal.

SECTION 12. No Advisory or Fiduciary Relationship. The Company and, upon execution of the Joinder Agreement, the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, any of their respective subsidiaries, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the

Company or the Operating Partnership or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Operating Partnership and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities contemplated hereby and each of the Company and the Operating Partnership has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, and upon execution of the Joinder Agreement, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and upon execution of the Joinder Agreement, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and upon execution of the Joinder Agreement, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

MGM Growth Properties LLC

By
Title:

CONFIRMED AND ACCEPTED,

             as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

EVERCORE GROUP L.L.C.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By: J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

By: MORGAN STANLEY & CO. LLC

By
Authorized Signatory

By: EVERCORE GROUP L.L.C.

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Evercore Group L.L.C.
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
BNP Paribas Securities Corp.
Fifth Third Securities, Inc.
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.
Credit Agricole Securities (USA) Inc.
Union Gaming Securities, LLC
Scotia Capital (USA) Inc.
Oppenheimer & Co. Inc.

Total	[●]

Sch. A

SCHEDULE B-1

Pricing Terms

1. The Company is selling [●] Class A Common Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Class A Common Shares.

3. The initial public offering price per share for the Securities shall be $[●].

Sch. B-1

SCHEDULE B-2

Issuer General Use Free Writing Prospectuses

[None]

Sch. B-2

SCHEDULE B-3

Testing-the-Waters Communications

Sch. B-3

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Sch. C

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Exh. A-1

Exhibit A-2

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL TO BE DELIVERED PURSUANT

TO SECTION 5(b)

Exh. A-2

Exhibit A-3

FORM OF OPINIONS OF COMPANY’S SPECIAL TAX COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Exh. A-3

Exhibit A-4

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

Exh. A-4

Exhibit A-5

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

Exh. A-5

Exhibit A-6

FORM OF OPINIONS OF COMPANY’S DELAWARE COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

Exh. A-6

Exhibit B

[Form of Lock-Up Agreement]

[●], 2016

Evercore Group L.L.C.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

as Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

Re: Proposed Public Offering by MGM Growth Properties LLC

Ladies and Gentlemen:

The undersigned understands that Evercore Group L.L.C., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and Evercore Group L.L.C. as representatives, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters to be named in Schedule I to such agreement (the “Underwriters”), with MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s Class A common shares (the “Class A Common Shares”). In consideration of the agreement by the Underwriters to offer and sell the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Restricted Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company’s Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares, including, without limitation, partnership units in MGM Growth Properties Operating Partnership LP (the “Operating Partnership,” and such partnership units therein, the “Operating Partnership Units”) whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or publically disclose the intention to make any such offer , sale, pledge or disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

Exh. B-1

(i) as a bona fide gift or gifts or as dispositions by will or intestacy; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, members or stockholders of or other holders of equity interests in the undersigned or the estate of any of the foregoing; or

(iv) to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or members of the undersigned’s immediate family; or

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi) to a nominee or custodian or a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; or

(vii) with respect to Operating Partnership Units, as an exchange of Operating Partnership Units for Class A Common Shares as permitted or required by the MGM Growth Properties LLC Agreement in the manner set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; or

(viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Class A Common Shares involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Class A Common Shares shall remain subject to the terms of this agreement. For purposes of this clause (viii), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company, provided that in the case of any transfer, donation, exchange or distribution pursuant to clauses (i) through (vii) above, (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act (except with regards to a disposition by will or intestacy), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Notwithstanding the foregoing, the Company may establish or amend a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Class A Common Shares, provided that (i) such plan does not provide for the transfer of the Class A Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or

Exh. B-2

amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Shares may be made under such plan during the Restricted Period.

Furthermore, during the Restricted Period, the undersigned may sell Class A Common Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exh. B-3

Annex I

Form of Joinder Agreement

Evercore Group L.L.C.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

as Representatives of the several Underwriters

                    , 2016

Reference is hereby made to that underwriting agreement (the “Underwriting Agreement”) dated as of [●], 2016 between MGM Growth Properties LLC (the “Company”) and the Underwriters relating to the issuance and sale of the Securities (as defined therein). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

1. Joinder. MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) agrees that it will be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgments and other provisions of the Underwriting Agreement with all attendant rights, duties and obligations stated therein (including without limitation, the obligations of an indemnifying party thereunder), with the same force and effect as if it had executed the Underwriting Agreement on the date thereof.

2. Representations, Warranties and Agreements. The Operating Partnership hereby represents and warrants to, and agrees with, the Underwriters on and as of the date hereof that:

(a) it has the full right, power and authority to execute and deliver this Joinder Agreement and to perform its obligations hereunder and under the Underwriting Agreement; and all action (corporate or other) required to be taken by the Operating Partnership for the due and proper authorization, execution and delivery of each of the Formation Documents and the consummation of the transactions contemplated thereby has been duly and validly taken; and

(b) the representations, warranties and agreements of the Operating Partnership set forth in the Underwriting Agreement are true and correct on and as of the date hereof.

3. Full Force and Effect of Underwriting Agreement. This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Underwriting Agreement. The parties hereto acknowledge and agree that all of the provisions of the Underwriting Agreement shall remain in full force and effect in accordance with their terms.

4. Representation and Indemnities to Survive. Any termination of this Joinder Agreement will not affect the respective agreements, representations, warranties, and other statements of the other parties to the Underwriting Agreement or any other joinder agreement

Annex I-1

5. Governing Law. This Joinder Agreement and any claim, controversy or dispute relating to or arising out of this Joinder Agreement, shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions.

6. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Joinder Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

8. Waiver of Jury Trial. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby.

9. Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

10. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

11. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

Annex I-2

IN WITNESS WHEREOF, the undersigned has executed this agreement this      day of                     , 2016.

MGM Growth Properties Operating Partnership LP

by MGM Growth Properties OP GP LLC, its general partner

By:

Name:
Title:

Annex I-3

CONFIRMED AND ACCEPTED,

             as of the date first above written:

EVERCORE GROUP L.L.C.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

MORGAN STANLEY & CO. LLC

By: EVERCORE GROUP L.L.C.

By
Authorized Signatory

By: J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By: MORGAN STANLEY & CO. LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Annex I-4